                                                                     EXHIBIT 4.1

                                 $100,000,000

                       FIRST AMENDMENT AND RESTATEMENT

                          dated as of March 1, 2000

                                      of

                               CREDIT AGREEMENT

                           dated as of July 15, 1998


                                     among


                         Republic Group Incorporated


                            The Banks Party Hereto


                    The LC Issuing Banks Referred to Herein


                  Morgan Guaranty Trust Company of New York,
                             as Syndication Agent

                                      and

                            Bank of America, N.A.,
                            as Administrative Agent
                  __________________________________________

                        Banc of America Securities LLC,
                                   Arranger

                        FIRST AMENDMENT AND RESTATEMENT

     FIRST AMENDMENT AND RESTATEMENT OF CREDIT AGREEMENT dated as of March 1, 2000 among REPUBLIC GROUP INCORPORATED, the BANKS listed on the signature pages hereof, the LC ISSUING BANKS referred to herein and BANK OF AMERICA, N.A., (successor to NationsBank, N.A.), as Administrative Agent.

                             W I T N E S S E T H :

     WHEREAS, the parties hereto have heretofore entered into a Credit Agreement dated as of July 15, 1998 (the "Agreement"); and

     WHEREAS, the parties hereto desire to amend the Agreement as set forth herein and to restate the Agreement in its entirety to read as set forth in the Agreement with the amendments specified below;

     NOW, THEREFORE, the parties hereto agree as follows:

     SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each capitalized term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended and restated hereby.

     SECTION 2.  Amendment of the Agreement.

     (a) The following definitions in Section 1.01 are amended to read as follows:

               "Conversion Date" means the Restatement Effective Date.

               "Term Loan Conversion Limit" means an amount equal to $60,000,000.

     (b) The figure "$500,000" in the definition of Reduction Event is changed to "$1,000,000."

     (c) The following new defined term is added to Section 1.01 in its appropriate alphabetical position:

               "Restatement Effective Date" means the date of effectiveness of the First Amendment and Restatement of this Agreement dated as of March 1, 2000.

     (d) Section 2.04 is amended as follows: (i) the first sentence of subsection (c)(i) is deleted; (ii) the phrase "on or after the Conversion Date" in the second sentence of subsection (c)(i) is deleted; and (iii) subsection (e) is deleted.

     (e) Section 2.08(b) is amended by the deletion of paragraphs (ii), (iii) and (iv), and the deletion of the designation "(i)" to paragraph (i).

     (f) Section 5.16 is amended by changing the figure "$750,000" to "$2,500,000."

     (g) Section 5.17 is amended by changing the figures "$5,500,000" and "$6,000,0000" in clauses (ii) and (iii) of the proviso thereto to "$6,500,000" and "$7,000,000" respectively.

     SECTION 3.  Updated Representations.

     Each reference to "June 30, 1997" in Section 4.04 is changed to "June 30, 1999."

     SECTION 4. Change in Commitments. With effect from and including the date this Amendment and Restatement becomes effective in accordance with Section 7 hereof, the Revolving Credit Commitment of each Bank shall be the amount set forth opposite the name of such Bank on the attached Commitment Schedule, which shall replace the existing Commitment Schedule.

     SECTION 5. Representations and Warranties. The Borrower hereby represents and warrants that as of the date hereof and after giving effect hereto:

     (a)  no Default has occurred and is continuing;

     (b) each representation and warranty of the Borrower set forth in the Agreement after giving effect to this Amendment and Restatement is true and correct as though made on and as of such date; and

     (c)  Project Start-Up has occurred.

     SECTION 6. Governing Law. This Amendment and Restatement shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 7. Counterparts; Effectiveness. This Amendment and Restatement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment and Restatement shall become effective as of the date hereof when the Administrative Agent shall have received:

          (a) duly executed counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party);

          (b) a consent to this Amendment and Restatement in form and substance satisfactory to the Administrative Agent, duly executed by each of the Subsidiary Guarantors;

          (c) a modification to the Mortgage, Assignment of Leases and Rents, Security Agreement and Financing Statement dated as of July 15, 1998 by Republic Paperboard in favor of NationsBank, N.A. (predecessor to Bank of America, N.A.), in form and substance satisfactory to the Administrative Agent, duly executed by Republic Paperboard, together with (x) an endorsement to the title policy of Old Republic National Title Insurance Company (Number 2367935), increasing the amount of the policy by $15,000,000 and insuring the Mortgage (as amended) as a first mortgage Lien on the Project, subject to no Liens or other exceptions to title (other than Permitted Liens), and (y) coinsurance or reinsurance agreements reasonably requested by the Administrative Agent;

          (d) a certificate of a duly authorized officer of the Borrower as to the accuracy of the representations and warranties set forth in Section 5 hereof;

          (e) an opinion of such counsel for the Borrower as may be acceptable to the Administrative Agent, substantially to the effect of Exhibits F-1 and F-2 to the Agreement with reference to this Amendment and Restatement and the Agreement as amended and restated hereby;

          (f) all documents it may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of the Agreement as amended and restated hereby, and any other matters relevant hereto, all in form and substance satisfactory to the Administrative Agent; and

          (g) payment by the Borrower of (i) an amendment fee in the amount of $5,000 for each Bank party to the Agreement; (ii) a participation fee for each Bank whose Commitment after giving effect to this Amendment and Restatement exceeds its Commitment [(if any)] under the Agreement, in an amount equal to 0.125% of such excess; and (iii) all fees and expenses payable by the Borrower pursuant to Section 9.03 of the Agreements in connection herewith.

The Administrative Agent shall promptly notify the Borrower and the Banks of the effectiveness of this Amendment and Restatement, and such notice shall be conclusive and binding on all parties hereto.

     SECTION 8. Transitional Provisions. On the Conversion Date the aggregate amount of the Revolving Credit Commitments will be reduced to $40,000,000 pursuant to Section 4 of this Amendment and Restatement, and $60,000,000 of outstanding Revolving Credit Loans under the Agreement will be converted to Term Loans pursuant to Section 2.01(b) of the Agreement. It is the intention of the parties hereto that such Term Loans as well as all outstanding Revolving Credit Loans be held by the Banks in the same proportions as their Revolving Credit Commitments after giving effect to this Amendment and Restatement. To implement this intent, each Bank whose Revolving Commitment Percentage increases pursuant to Section 4 shall pay to the Administrative Agent on the Conversion Date an amount equal to the product of (i) the increase in its Revolving Commitment Percentage times (ii) the aggregate outstanding principal amount of the Loans on the Conversion Date, and the Administrative Agent shall distribute the funds so received to the respective Banks whose Revolving Commitment Percentages are decreased pursuant to Section 4, ratably in proportion to their respective decreases. Thereafter, all outstanding Groups of Loans shall be deemed held by the Banks in the same proportions as their respective Revolving Commitment Percentages after giving effect to this Amendment and Restatement. In connection therewith, the Borrower shall pay (i) to each Bank whose Revolving Credit Percentage is decreased, such amount, if any, as would be payable pursuant to
Section 2.11 upon a prepayment by the Borrower on the Conversion Date of a corresponding portion of its outstanding Loans, and (ii) to each Bank whose Revolving Credit Commitment is increased, such amount, if any, as represents the excess of the interest which would have accrued on the incremental Loans acquired by it pursuant to this Section if the London Interbank Offered Rate applicable to each outstanding Euro-Dollar Loan had been redetermined as of the Conversion Date for the balance of its then current Interest Period over the actual interest payable on such Loans, as determined by the Administrative Agent, whose determination thereof shall be conclusive in the absence of manifest error.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Restatement to be duly executed by their respective authorized officers as of the day and year first above written.


                                 REPUBLIC GROUP INCORPORATED


                                 By:  /s/ Doyle R. Ramsey
                                    -------------------------------------------
                                      Name: Doyle R. Ramsey
                                      Title: Executive Vice President and CFO


                                 BANK OF AMERICA, N.A.


                                 By:  /s/ Thomas R. Mahoney
                                    -------------------------------------------
                                      Name: Thomas R. Mahoney
                                      Title: Senior Vice President


                                 COMERICA BANK - TEXAS


                                 By:  /s/ Paul L. Strange
                                    -------------------------------------------
                                      Name: Paul L. Strange
                                      Title: Vice President


                                 COMMERCE BANK, N.A.

                                 By:  /s/ Dennis R. Block
                                    -------------------------------------------
                                      Name: Dennis R. Block
                                      Title: Senior Vice President

                                 COMPASS BANK


                                 By:  /s/ Jerry Hopkins
                                      -----------------------------------
                                      Name:  Jerry Hopkins
                                      Title: Vice President


                                 FIRST UNION NATIONAL BANK


                                 By:  /s/ J. Andrew Phelps
                                      -----------------------------------
                                      Name:  J. Andrew Phelps
                                      Title: Vice President


                                 MERCANTILE BANK


                                 By:  /s/ Barry P. Sullivan
                                      -----------------------------------
                                      Name:  Barry P. Sullivan
                                      Title: Vice President


                                 UMB BANK N.A.


                                 By:  /s/ Terry Dierks
                                      -----------------------------------
                                      Name:  Terry Dierks
                                      Title: Senior Vice President

                                 MORGAN GUARANTY TRUST COMPANY OF
                                    NEW YORK


                                 By:  /s/ Colleen Galle
                                      -----------------------------------
                                      Name:  Colleen Galle
                                      Title: Vice President

                                 PLAINS NATIONAL BANK


                                 By:  /s/ Darrell W. Adams
                                      -----------------------------------
                                      Name:  Darrell W. Adams
                                      Title: Senior Vice President

                                 BANK OF AMERICA, N.A.,
                                      as Administrative Agent


                                 By:  /s/ Thomas R. Mahoney
                                      -----------------------------------
                                      Name:  Thomas R. Mahoney
                                      Title: Senior Vice President

                              COMMITMENT SCHEDULE

Bank                                               Commitment
-----------------------------------------          ------------
Bank of America, N.A.                              $
Comerica Bank - Texas                              $
Commerce Bank, N.A.                                $
Compass Bank                                       $
First Union National Bank                          $
Mercantile Bank                                    $
UMB Bank, N.A.                                     $
Morgan Guaranty Trust Company of New York          $
Plains National Bank                               $
                                                   ------------
        Total                                      $100,000,000